Exhibit 99.4

Andrew McDonald: Dubai Vision / Legacy Relaunch Story

The beauty of Legacy is this:

Legacy owns a 25 year network of current and past students, which they have trained to become investors and entrepreneurs. By building a fund within Legacy as a vehicle for investment origination and deal execution, Legacy is efficiently bridging the gap from education to investment. This model will capture investment returns which would otherwise have been earned elsewhere, and does so in a revolving vehicle which can grow in perpetuity.

As it appears to me, Legacy has two initial products:

1. For Students

Legacy will provide an investment vehicle to fund our students’ deal origination, and to support the entrepreneurial education thesis. This will reduce the effort our students devote to pulling together investment funding, allowing them to focus on deal origination, while establishing a deeper relationship with Legacy as a partner, not just a mentor. This initial focus will be directed towards the real estate markets as a step out from the existing live event and mentoring business, and will be extended to investments in startup businesses and trading.

2. For Family Offices

Legacy will provide a streamlined and efficient process for the development and launch of the Family Office SPAC. These vehicles will initially offer one of two benefits to a Family Office by creating:

a) A process for creating public vehicles to facilitate future co-investment opportunities and capital raises.

b) A path to monetize current holdings through higher valuations in public markets. This sets the foundation for generational continuity for families looking to build a legacy, by maintaining the control of family members, while allowing liquidity over time through the sale of shares. The governance structure of public companies helps family members manage their portfolio in a more transparent manner. Public vehicles can be set up to facilitate tax planning and generational transfer, while putting in place management structures to maintain control and facilitate planned distributions over time.

To sum this up, by building a product line utilizing SPACs and other public vehicles, the pitch is no more complicated than this:

“We’ll help you build your own Berkshire”

At the end of the day, that’s the beauty of Berkshire and why it’s done so well. It’s simply a vehicle to take in future equity and debt capital, while optimally managing its current holdings. Being nimble enough to invest in new opportunities, while monetizing the investments that have achieved their goals. No more complicated than that.

AS IT RELATES TO THE REAL ESTATE SPAC

This offering checks all the necessary “market disruption” boxes.

- It solves a problem (retail investors receiving watered down equity returns)

- It provides a solution (access to capital and maximized valuation)

And it does so efficiently, while being cost effective. The seminar market has long preached the model of “use little money to gain large returns”, which has the tendency to isolate risk into a “per project” basis. Many students have given up the majority of their returns as a result of their funding costs, reducing their ability to benefit from their work in originating deals. NOW, there is the solution which addresses these specific pain points.

Remember a customer ONLY purchases when:

1. THEY have a problem which they do not WANT

2. YOU have a solution which they do not HAVE

In this case, we’re checking both those boxes as well.

Video Notes: 10 Mar 22

Hello, this is Barry Kostiner. I am the chairman and CEO of Legacy Education Alliance, listed on OTC under the symbol LEAI.

Today I’d like to share with you some thoughts I’ve been discussing with my team about the future vision of legacy. We’re very excited about the history of legacy in terms of communicating with students, interacting with them, mentoring them, getting people excited about the opportunities in investing. Whether it’s a side hustle or something, you move into full time. We find, they think, think global, act local. There’s so many opportunities to identify distressed real estate in your local environment, whether it’s social housing or houses that need a fix and flip, that’s really the tradition of legacy.

One thing that we are in discussions about is transitioning the strategy of the company, not just to educating and mentoring our students, but actually partnering with them. I come myself from a little bit of a private equity hedge fund background, and the analogy I like to give is, let’s say I’m managing, a billion dollar real estate portfolio. It’s amazing how much money is out there today. Interest rates are so low. People are chasing these portfolios with cap rates dropping and dropping and dropping. And if you have a billion dollars under management, you have a couple of fancy portfolio managers from Harvard. They’re going to all compete for the same hundred million dollar multi-family building or commercial office space, and that’s one of the reasons for the high values, especially the world of risk and low interest rates.

So what we look forward to is kind of unleashing our students as our personal army of portfolio managers where we’re investing $50,000 at a time. So let’s say we have a student, we’re training them, they’re coming to our seminars, we’re mentoring them, giving them the education about how to hands on, identify opportunities in their neighborhood, acquire them and flip them. Traditionally, Legacy’s business has stopped with the mentoring, and it’s been a very profitable and a significant business historically. And what we’re saying now is in the new world, really, the model is saying we want to take the next step further and partner with our students, not just advise you where to go, say let us actually help arrange for you that capital. Let’s work with our investors to co-invest and split with you the profit and move from focusing on merely educating the students to partnering with them. And the way I see that is radically transitioning legacy from a pure education company, which we still are. I believe in the vision of education. I greatly appreciate my background from MIT. I’ve always wanted to be a math professor. That’s what I am excited about.

But in addition to just being a education company is putting our money where our mouth is and basically becoming like a private equity fund in real estate where I believe in the current world instead of, if we had a billion dollars under management doing these large commercial deals where all the private equity companies are chasing for each other, partnering with our students $50,000 at a time. and my view is a 100 million dollar portfolio of local fix and flips or whatever it is that our creative students bring to us to partner with we’ll work together on due diligence. I just have a feeling and a strong belief that investing $100million, $50,000 at a time or $100,000 a time or $10,000 at a time, a partnership with our students is a much better return on investment than having a fancy portfolio manager in an office building in New York with a very high overhead that only has the head space to invest $50 million at a chunk. So anyways, those are our thoughts. I look forward to sharing with you more in the future.

Be well and keep learning. Thank you so much.

Video Notes: 17 Mar 22 (presentation files on 15 Mar 22)

This is Barry Kostiner. I am the Chairman and CEO of Legacy Education Alliance. We are listed on the OTC under the symbol, LEAI. I’m here to share with you a presentation I’ll be giving in Dubai at the end of the month. The talk is focused on turning family offices into investment banks, and overviews of strategies for leveraging the U.S. capital markets. I am very excited about this, and I’m going to go through the presentation quickly. I’m happy to discuss with investors in more detail personally.

I split my time: half of my time I’ve been involved with some SPACs. I had an offering in December that raised over $119 million. I’m actually working on the second SPAC and third SPAC, and hoping to do a bunch more in 2022. And the other half of my time, which is really near and dear to my heart, is running LEAI, focused on education, and entrepreneurial and real estate investment. One of the main topics is, the U.S. globally is a very exciting destination for capital. Our valuations are very high; there’s tremendous liquidity in the markets. And one of the messages I’ve been giving is: how do we take investors who typically invest in these types of investment products and give them the opportunity to actually originate public companies? And that’s going to be my focus here.

Just in terms of personal background, one kind of entertaining slide l like to talk about is how the world has changed. I’m very grateful for my personal background. I call it my foundations, having started with, MIT. I actually had my thesis sponsored at Harvard’s Kennedy School of Government. My first job wasn’t actually at McKinsey, but with a group of young guys who left McKinsey to start MMG. And I learned the McKinsey culture. Then I had the pleasure of working in trading of commodities at Goldman Sachs and Merrill Lynch. That’s great: it gave me a general background. I’ve been involved in a lot of interesting opportunities in the capital markets, and today’s world is about Twitter, LinkedIn and YouTube. And that’s really what I’m talking about. I’m grateful for my relationship with Quantum Media and their affiliates, and working with Legacy to spread the message in today’s world.In capital markets there’s tremendous opportunity to be public. In order to succeed as a public company, it’s very important to tell the company’s story. And so part of the message here is how do we unleash the formation of public vehicles? And then obviously if you’re going to commit to a public strategy, we also need to commit to being very active in telling that story through social media.

One very interesting thing is, there are many paths today that may not have existed a few years ago. Obviously, the straight path is just doing a straight up IPO on the NASDAQ, and that’s something that is happening less lately, in part because SPACs have become the choice. I think about half of the public offerings currently are SPACs, and that’s a discussion we can get into in greater depth: why do people do SPACs? They certainly have some reputational issues, but it’s about the results, not the path. For instance, taking a penny stock and turning it into a NASDAQ offering. If you’ve only got two nickels to scrape together and you took over a bankrupt OTC listing, it is very different from saying, you know what, I’ve got a billion dollar opportunity. I’ve got the necessary capital, but I don’t really feel the need to spend $5 million on legal and investment banking fees. Let me take over an OTC vehicle, do it right. Just because you have a smaller vehicle and you don’t need to spend the money on fees, doesn’t mean that we need to crimp on compliance and governance. And so that’s the same thing, for instance, crowdfunding is amazing. The liberalization in the United States allows you to actually do a $75 million offering through crowdfunding, where unaccredited investors can swipe their credit cards to invest. Obviously, once again, there’s reputational risk there, but just because it’s easy to do, doesn’t mean that we can’t take it seriously. And that’s kind of the same thing with crypto offerings: right now the regulatory framework is not really clear, but one of the messages that we’ve been saying is that if we’re sitting with serious opportunities and serious capital, just because we have the ability to spend a lot on fees doesn’t mean that we need to. And that’s really been our focus in saying, What are the alternative paths to achieve that golden pot at the end of the rainbow with a NASDAQ listing?

One thing I’d like to share is, how much is going on in the SPAC world. I’m very grateful for my relationship with EF Hutton. This current year they’ve zoomed to the top of the league tables. They’re now number three. There’s been over $160 billion deployed last year in SPACs. And despite what’s going on in the markets and difficulty in terms of keeping the capital in SPACs (avoiding redemptions), there’s still a substantial number of SPAC offerings out there. And that’s something I would say is: Can we be creative to use those offerings for our benefits?

One thing, obviously, is there’s been a lot of turmoil in the markets lately. And what we say is, the value rises to the top. I think there’s been a lot of chasing of: EV companies, battery companies, biotechs - some companies that may have tremendous technology, but it’s really not clear their future, the potential valuation. We see it as a little bit of buttoning down the hatches and saying, let’s go for more traditional companies that have more clear revenue models. One thing I’d like to talk about is something that’s not traditionally done within SPACs is real estate. And the interesting thing is, what I like to look at is, as a private investor, if somebody were to do a real estate investment, let’s take an example, acquire a $100 mm portfolio of office buildings or multi-family residential. These are highly levered deals. If you’re doing a $100 mm deal, typically you’d be getting $70 million in bank financing, $20 million in preferred equity - and then the actual investment on a $100 mm deal is only $10 million: 90% leverage! Even if that deal doesn’t have an enormous return, but let’s say you’re taking it from $10 million a year cashflow to $12 million a year cashflow. What you find out is that the return to the 10% equity investor is actually very large. And that’s what’s very interesting to me, is that people who are involved in public markets and buying stock don’t necessarily appreciate that if they were actually doing a private investment, they would never put up with the returns that they get built into some of these large public companies. I’ll give as an example an illustration: let’s look at residential REITs. Right now there’s several multi-billion dollar residential REITs, and definitely there’s been a hit since COVID. But interest rates have been low for a long time. The return on REITs have been around 3% or sometimes even less. And, in a world where interest rates are low, people are receiving such low bond yields or on their bank accounts, they will say, 3% yield is great. I don’t know where to get 3% yield. But the flip side of that is you have to look at and ask: 3% on what? Let’s say I’m putting my thousand dollars into a billion dollar REIT. We need to appreciate that the billion dollar REIT is maybe sitting on $3 billion of debt! That’s a levered investment! So in other words, why am I putting up with that 3% yield? Going back to the scenario I had before – it’s okay, it’s fine that the bank is getting 3%. Their cost of capital is 1%; But the equity on the deal, the $10 million on the hundred is expected to get at least 20%, if not 100 to 200%, they’re certainly expecting 20%. So that’s my point, in a REIT, you (the equity investors) are the bottom level, subordinate equity on a large portfolio. Why are we putting up with public company returns that a bank would get (on deposits), as opposed to what we expect for real subordinate equity (in a private deal)? And, that’s the foundation of this presentation. That said, there’s family offices out there that have been very successful in their family business. Maybe they were an oil and gas company, maybe they themselves are real estate investors. Maybe they had a, creative, industrial opportunity. They became wealthy and now they put a lot of effort into managing their money. My point is, why be a passive investor? Your kids want to take over the business, get them involved. Turn that family office into an investment bank. Instead of investing in SPACs, why don’t we start a SPAC? Instead of investing in public companies, why don’t get together with our friends, with the companies that we’re passively invested in, and take them public? That’s really my message here. And SPACs traditionally have not looked at real estate. I’m really grateful for my partnership with Andrew McDonald out of California. We’ve been spending time together. He’s joining the team at Legacy, working together with me and Whitney, our brand manager. Whitney’s really taking the lead and reforming Legacy - spreading the message to our students and investors that we want to go beyond just education, and partner with our students in investing in real estate. We’re very excited about moving that forward. We’re in discussions with Andrew in terms of actually starting a real estate SPAC in partnership with Legacy to provide opportunity to both our students and our family office partners.

Just a few brief words about the history of legacy. I’ve only been involved a little bit over 10 months, but, it’s been around for over 20 years. It’s primary revenues historically have been from the partnership with Rich Dad, Poor Dad. They have had over $700 million of revenue historically. With COVID and the changes in that relationship, the company hit a bit of a stumbling block. I’m really privileged to be part of the Legacy team. There’s a tremendous history of content, infrastructure, speakers, relationships. My job is to get it on the track, changing the path a little bit in 2020 to more of a focus on digital content, as well as actually investing and partnering with our students, as opposed to merely mentoring. Well, you’re not “merely mentoring”, because mentoring in today’s world is an enormous thing. The whole concept of Rich Dad, Poor Dad, of getting a side hustle, focusing on being an entrepreneur, taking responsibility for your personal financial wellbeing, as opposed to, the golden handcuffs of sitting in a cushy job. I actually really believe in that message. And I think that by transitioning to more of a partnership investment model, in addition to being a mentor, the future of Legacy is really looking bright.

One quick thing, and this is a presentation for another day, a big reason I joined Legacy in the first place and, brought in partners to make the investment, is I’m involved with a family business in the online degree space, which is an enormous business. Companies like Coursera, Udemy, and 2U. These are all multi-billion dollar companies. The thing that shocks me is just as I was showing on the REIT side with real estate, public REITs are trading around a 3% yield. What’s shocking to me in the EdTech world. Obviously it’s a very hot topic. I really believe in it. It’s the future. Unfortunately there’s $1.6 trillion of student debt out there. People are excited by the opportunity, but I don’t fully appreciate why it is reasonable that a multi-billion dollar company should be deeply cashflow negative without real clarity on how it is that they’re going to become profitable.

That’s a discussion for another day: our vision of Legacy and how we’re going to combine both the online education, as well as the entrepreneurial education, and getting into the world of real estate and other alternative investments. I really appreciate your time. We look forward to working with everybody. And as we always say,

Be well and keep learning! Thank you very much.